Exhibit 99.1

CCG Investor Relations
Crocker Coulson, President
Tel:   +1-646-213-1915
Email: crocker.coulson@ccgir.com

Orient Paper, Inc.
Winston Yen, CFO
Phone: +1-562-818-3817
Email: info@orientpaperinc.com

Orient Paper Announces Production Launch and Video Release of New Corrugating Medium Paper Line

BAODING, Hebei, China – December 23, 2011, Orient Paper, Inc. (AMEX: ONP) (“Orient Paper” or the “Company”), a leading manufacturer and distributor of diversified paper products in northern China, today announced that the Company has recently completed all testing operations and launched commercial production of its new corrugating medium paper production line. The Company has also developed a video of this new 360,000 tons corrugating medium paper production line which is now available for viewing on Orient Paper’s corporate website. Click here to view the video.

Orient Paper’s new video reviews the Company’s recently constructed corrugating medium paper production line with an annual production capacity of 360,000 tons. The video includes footage on sourcing of key raw materials, its pulping procedure, power supply system, and the operation of the new production line. The video provides the Company’s investors and shareholders a behind-the-scenes look at Orient Paper’s new facility which utilizes advanced manufacturing capability to deliver high quality corrugating medium paper products to its customers.

Mr. Zhenyong Liu, Chairman and Chief Executive Officer of Orient Paper, stated, “The production launch of our new corrugating medium paper production line marks an important milestone for Orient Paper. We believe with the additional production capacity, we are set to expand our market share, revenue and net income growth in fiscal year 2012 and beyond.”

About Orient Paper, Inc.

Orient Paper, Inc., through its wholly owned subsidiary, Shengde Holdings, Inc., controls and operates Baoding Shengde Paper Co., Ltd. ("Baoding Shengde"), and Hebei Baoding Orient Paper Milling Co., Ltd ("HBOP"). Founded in 1996, HBOP is engaged in the production and distribution of products such as corrugating medium paper, offset printing paper, and other paper and packaging-related products in China. The Company uses recycled paper as its primary raw material. Baoding Shengde, founded in June 2009 located in Baoding, is engaged in the production and distribution of digital photo paper. As one of the largest paper producers in Hebei Province, China, HBOP is strategically located in Baoding, a city in close proximity to Beijing where the majority of publishing houses are based. Orient Paper is led by an experienced management team committed to diversifying the Company's product offering and delivering tailored services to its customers. For more information, please visit http://www.orientpaperinc.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, anticipated revenues from the digital photo paper business segment; the actions and initiatives of current and potential competitors; the Company’s ability to introduce new products; the Company’s ability to implement the planned capacity expansion of corrugate medium paper; market acceptance of new products; general economic and business conditions; the ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

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